SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

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FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES AND EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)  July 26, 2006

Petroleum Development Corporation

(Exact Name of Registrant as Specified in Charter)

              Nevada                                           0-7246                                        95-2636730

(State or Other Jurisdiction                       (Commission                                (IRS Employer

           of Incorporation)                                    File Number)                                Identification No.)

103 East Main Street; Bridgeport, WV    26330

(Address of Principal Executive Offices)

Registrant's telephone number, including area code    304-842-3597

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

no change

(Former Name or Former Address, if Changed Since Last Report

Item 8.01.  Other Events.  On July 26, 2006, the Company commenced its private placement securities offering solely to accredited investors. The Company is offering up to $100 million in partnership interests in its Rockies Region 2006 Limited Partnership. The Company must sell at least $10 million in partnership interests for the Partnership to close and be funded. It is anticipated that the offering will terminate on or about August 31, 2006, although the Company may choose to extend the offering beyond that date. The Partnership plans to drill development oil and natural gas wells primarily in Colorado, but may also drill in Wyoming and North Dakota.  The Partnership may utilize up to 20% of its funds to drill one or more exploratory wells. The Company will purchase as Managing General Partner a 37% interest in the Limited Partnership.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Petroleum Development Corporation

By           /s/ Darwin L. Stump

                Darwin L. Stump

                Chief Financial Officer

                Date   July 26, 2006